Exhibit 2.1

Description of Securities

Registered under Section 12 of the Exchange Act

Description of Ordinary Shares

Set forth below is a summary of the material terms of the ordinary shares of Burford Capital Limited (the “Company”), the only class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, as set forth in the Company’s memorandum and articles of incorporation and the Companies (Guernsey) Law, 2008 (the “Companies Law”).

Memorandum and articles of incorporation

We are incorporated in Guernsey as a company limited by shares under registration number 50877. We are governed by our articles of incorporation, memorandum of incorporation and the Companies Law.

Under our articles of incorporation, we have the authority to issue an unlimited number of shares of any par value, no par value or a combination of both. As of December 31, 2020, 219,049.877 ordinary shares were issued and outstanding. All of our issued and outstanding ordinary shares are fully paid and in registered form. On October 2, 2018 our Board authorized the issuance of 10,411,898 ordinary shares for 18.50 pounds sterling per share. The issuance was completed on October 4, 2018 resulting in net proceeds of approximately $245.2 million.

Objects and purposes

The objects of our business are unrestricted, as stated in paragraph 4 of our memorandum of incorporation.

Directors

Number

The number of directors is not subject to any maximum but a minimum of one director is required.

Appointment and removal

Any person may be appointed or removed as director by an ordinary resolution. A person may not be appointed as a director if it would result in (a) a majority of the directors being resident in the U.K. for tax purposes or (b) all of the directors being resident in the U.S. for tax purposes.

At each annual general meeting, beginning at the annual general meeting in 2021, all of the directors shall retire. Retiring directors may be reappointed at such meeting. The Board has the power to appoint any person to be a director to fill a vacancy; provided that any director so appointed shall only hold office until the first annual general meeting after such appointment, at which meeting the director may be reappointed by ordinary resolution.

Director’s interests

In accordance with the Companies Law, a director must disclose any interest that such director may have in connection with any existing or proposed transaction by the Company. Subject to the provisions of the Companies Law, and provided that the director has disclosed the nature and extent of any interest, such director:

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may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of director on such terms as to the tenure of office and otherwise as the directors may determine;

▪	may be party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested;

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may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any company promoted by the Company or in which the Company is otherwise interested;

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shall not, by reason of his office, be accountable to the Company for any remuneration or benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit;

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may (and such director’s firm, if any, may) act in a professional capacity for the Company (other than as auditor) and he or his firm shall be entitled to remuneration for professional services as though he were not a director of the Company; and

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may be counted in the quorum at any meeting where such director or any other director is appointed to hold any office or place of profit under the Company or where the terms of appointment are arranged, and such director may vote on any such appointment or arrangement other than such director’s own appointment or the terms thereof.

Borrowing powers

The Board may exercise all of the powers of the Company to borrow money and to give guarantees, mortgage, hypothecate, pledge or charge all or part of the Company’s undertaking, property or assets or uncalled capital and to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

Remuneration

The Board shall be remunerated for their services at such rate as the Board determines.

Share qualification of directors

A director is not required to hold any qualification shares.

Retirement

There is no age limit at which a director is required to retire.

Shares

General

All of our issued and outstanding ordinary shares are fully paid. Holders of ordinary shares do not have conversion or redemption rights. There are no provisions in our memorandum of incorporation or articles of incorporation discriminating against a shareholder as a result of such shareholder’s ownership of a particular number of shares.

Preferred shares

The Board may provide for other classes of shares, including series of preferred shares. If any preferred shares are issued, the rights, preferences and privileges of our ordinary shares will be subject to, and may be adversely affected by, the rights of holders of such preferred shares.

Voting rights

Each holder of ordinary shares who is present in person (including any corporation by its duly authorized representative) or by proxy at a general meeting will have one vote on a show of hands and, on a poll, if present in person or by proxy will have one vote for every share held by such holder. Ordinary resolutions require approval by a simple majority of the votes at a general meeting at which a quorum is present.

Dividends

Each year, once the prior year’s results are known, the Board will review our profits, cash generation and cash needs, and will recommend a dividend level to shareholders for consideration at our annual general meeting.

We may declare dividends by ordinary resolution at a general meeting in accordance with the respective rights of any class of shares. No dividend shall exceed the amount recommended by the Board. Subject to the provisions of the Companies Law, the Board may, if it thinks fit, from time to time pay interim dividends if it appears to the Board they are justified by the assets of the Company. Subject to rights which may attach to any other class of shares, holders of ordinary shares are entitled to receive ratably all dividends, if any, that are declared. Dividends may be paid in any currency that the Board determines.

Any dividend that has not been claimed after a period of 12 years from the date it became due for payment will, if the Board so resolves, be forfeited.

Pre-emption rights

We may not allot equity securities to a person, other than a holder of ordinary shares, on any terms unless the following conditions are satisfied:

(i)   we have made an offer to each person who holds ordinary shares to allot to them on the same or more favorable terms a proportion of those securities that is as nearly as practicable equal to the proportion in number held by them of all the issued ordinary shares; and

(ii)   the period, which shall not be less than 14 days, during which any offer may be accepted has expired or the Company has received notice of the acceptance or refusal of every offer so made.

For these purposes, “equity securities” means shares or a right to subscribe for or to convert securities into shares. “Ordinary shares” means shares other than shares that, with respect to dividends and/or capital, carry a right to participate only up to a specified amount in a distribution.

These pre-emption rights are subject to certain exceptions, including allotments for non-cash consideration, allotments made under a power conferred on the directors by special resolution of the Company or allotments in respect of which the Company has resolved by special resolution that the pre-emption rights do not apply.

Liens, calls on shares and forfeiture

In respect of any shares we issue that are not fully paid, we will have a first and paramount lien on every share (not being a fully paid share) for all moneys payable at a fixed time or called in respect of such share. Our Board may make calls upon shareholders for any amounts unpaid in respect of their shares, subject to the terms of allotment (whether in respect of nominal value or premium). If a call remains unpaid after it has become due and payable, then, following notice by the Board requiring payment of the unpaid amount together with any accrued interest and expenses incurred, such share may be forfeited by a resolution of the Board. A shareholder whose shares have been forfeited will cease to be a shareholder in respect of such share, but will, notwithstanding the forfeiture, remain liable to us for all moneys which at the date of forfeiture were presently payable together with interest. A forfeited share may be sold, re-allotted or otherwise disposed of as the Board sees fit.

Variation of rights

The rights attached to any class of shares may be varied only with the consent in writing of the holders of a majority of the shares of that class or with the sanction of an ordinary resolution passed by a majority of the votes cast at a separate meeting of the holders of the shares of that class.

Winding up

If we are wound up, the liquidator may, with the authority of a special resolution, divide among the shareholders, in the form specified, the whole or any part of our assets. The liquidator may for such purpose set the value of any assets and determine how the division shall be carried out between the shareholders or different classes of shareholders.

Meeting of shareholders

Under Guernsey law, we are required to convene at least one general meeting each calendar year. A majority of the Board may call a general meeting and must call a general meeting if we receive requests to do so from shareholders of more than 10% of our share capital. At least 10 days’ notice must be provided to call any general meeting. The notice shall specify the day, time and place of the meeting, general nature of the business to be transacted and the terms of any resolution to be proposed, at the meeting. The notice may also specify a time, which must not be more than 48 hours before the time fixed for the general meeting, by which a person must be entered on the register of members in order to have the right to attend or vote at the general meeting.

Limitations on the rights to own our securities

We are not aware of any limitations on the rights to own our securities, including rights of non-resident or foreign shareholders to hold or exercise voting rights on our securities, imposed by foreign law or by our articles of incorporation or memorandum of incorporation.

Provisions that would delay, defer or prevent a change of control

There are no provisions in our memorandum of incorporation or articles of incorporation that would have the effect of delaying, deferring or preventing a change in control of us and that would operate only with respect to a merger, acquisition or corporate restructuring involving us or any of our subsidiaries.

Ownership threshold above which shareholder ownership must be disclosed

Article 3.15 of our articles of incorporation provides that we may send notice to any person who we know or have reasonable cause to believe is, or at any time during the preceding three years was, interested in our shares requiring that person to confirm such interest and provide additional details with respect to that interest. In addition, Article 3.19 of our articles of incorporation provides that a shareholder must notify us if the percentage of voting rights it holds require notification under Rule 5 of the Disclosure and Transparency Rules of the United Kingdom Financial Conduct Authority. The Disclosure and Transparency Rules impose an obligation on persons to notify the Company of the percentage of voting rights held as a shareholder, or through the direct or indirect holding of financial instruments, if the percentage of voting rights held in the Company reaches, exceeds or falls below 3% or any 1% threshold above 3%.

The UK City Code on Takeovers and Mergers also imposes strict disclosure requirements with regard to dealings in the securities of an offeror or offeree company on all parties to a takeover and also on their respective associates during the course of an offer period.

Article 19 of the EU Market Abuse Regulation (2014/596) further requires persons discharging managerial responsibilities within the Company (and their persons closely associated) to notify the Company of transactions conducted on their own account in Company shares or derivatives or certain financial instruments relating to Company shares.

Exclusive forum; fees

Article 40 of our articles of incorporation provides that subject to Burford’s consent in writing to the selection of an alternative forum, the Courts of Guernsey shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any shareholder complaint asserting a cause of action arising under the Companies Law or the articles of incorporation. Our forum selection provision is not intended to apply to claims arising under the Securities Act of 1933 or the Securities Exchange Act of 1934.

In addition, Article 40 of our articles of incorporation provides that Burford is entitled to security for costs in connection with any proceedings brought against it by a shareholder (which may include proceedings in jurisdictions outside of Guernsey). This provision applies to any proceeding brought against Burford by a shareholder in its capacity as a shareholder. Article 40 of our articles of incorporation does not apply to any proceeding brought against a director, officer or affiliate of Burford.

If a shareholder were to bring an action against Burford in the Royal Court of Guernsey, the prevailing party may recover from the other party certain fees, costs and expenses incurred in connection with the prosecution or defense of such action subject to the discretion of the Royal Court of Guernsey which considers each application for a costs order on its merits. Such recoverable fees, costs and expenses typically include reasonable Guernsey legal fees and may, in exceptional circumstances, include fees of non-Guernsey legal advisers and other costs on an indemnity basis.

Article 40 of our articles of incorporation is intended to protect Burford from the possibility that it prevails in a lawsuit brought by a shareholder in the Royal Court of Guernsey (or another jurisdiction where a prevailing party may be entitled to be reimbursed for its costs) but the losing party is unable or unwilling to honor its reimbursement obligation by requiring such shareholder to provide security in respect of the potential reimbursement obligation. Any demand by the Company to enforce the provisions of Article 40 for security in respect of an action brought in the Royal Court of Guernsey would be subject to the determination of the Royal Court. It is uncertain whether the provisions of Article 40 of our articles of incorporation would apply in respect of actions brought in courts other than the Royal Court of Guernsey.

Compliance with AIM rules

For as long as our ordinary shares are listed on the AIM, we will comply with the rules set forth in the AIM Rules for Companies.

Differences between rights of our shareholders and rights of shareholders of Delaware corporations

As a company incorporated in Guernsey, we are governed by the Companies Law. The Companies Law differs in certain material respects from laws applicable to U.S. companies incorporated in the State of Delaware. The following table provides a summary of some significant differences between the provisions of the Companies Law applicable to us and our shareholders and the provisions of the Delaware General Corporation Law applicable to U.S. companies incorporated in Delaware and their shareholders.

Corporate law issue	Delaware law	Guernsey law
Shareholder meetings

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Shareholders generally do not have the right to call meetings of shareholders unless that right is granted in the certificate of incorporation or bylaws.

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May be held at such time or place as designated in the certificate of incorporation or the bylaws, or if not so designated, as determined by the board of directors

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May be held inside or outside Delaware

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Notice:

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Unless a company’s memorandum or articles of incorporation state otherwise, the directors are required to call a general meeting once the company receives requests to do so from shareholders who hold more than 10% of the capital of the company that carries the right of voting at general meetings (excluding any capital held as treasury shares).

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Unless the shareholders pass a resolution exempting the company from holding an annual general meeting, a company must hold a general meeting of its members

Corporate law issue	Delaware law	Guernsey law

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Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any.

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Written notice shall be given not less than 10 nor more than 60 days before the meeting.

▪The board of directors may fix a record date, which shall not be less than 10 nor more than 60 days before the meeting.

within a period of 18 months beginning on the date on which it was incorporated and thereafter at least once every calendar year (with no more than 15 months elapsing between one annual general meeting and the next).

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Subject to the articles of incorporation, a meeting may be held at any place in Guernsey or elsewhere.

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Notice:

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A meeting must be called by at least 10 days’ notice or such longer period as provided by the articles of incorporation.

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A meeting may be called by shorter notice if all shareholders entitled to attend and vote so agree.

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The notice shall specify the date, time and place of the meeting, the information of any resolutions to be passed at the meeting and such other information as is required by the articles of incorporation.

Shareholders’ voting rights

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With limited exceptions, and unless the certificate of incorporation provides otherwise, shareholders may act by written consent to elect directors.

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Each stockholder entitled to vote may authorize another person or persons to act for such shareholder by proxy.

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The certificate of incorporation or bylaws may specify the number to constitute a quorum, but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote, present in person or represented by proxy, shall constitute a quorum.

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The certificate of incorporation may provide for cumulative voting.

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Unless the memorandum or articles of incorporation provide otherwise, directors are appointed by ordinary resolution of the shareholders.

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Any shareholder may appoint another person or persons to be their proxy to exercise all or any of their rights to attend, speak and vote at a meeting.

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Subject to the articles of incorporation, the quorum shall be two shareholders holding 5% of the total voting rights of the company between them.

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Subject to certain limited exceptions, a provision of the articles of incorporation is void to the extent that it would have the effect of excluding or making ineffective a demand for a poll at general meeting.

Corporate law issue	Delaware law	Guernsey law
Directors

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The board of directors must consist of at least one director and is not subject to a maximum number of directors.

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The number of directors shall be fixed by the bylaws, unless the certificate of incorporation fixes such number, in which case a change in the number shall be made only by amendment of the certificate of incorporation.

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A classified board is permitted.

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The board of directors has the authority to fix the compensation of directors, unless otherwise restricted by the certificate of incorporation or bylaws.

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Removal:

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Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote unless the certificate of incorporation provides otherwise.

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In the case of a classified board, shareholders may effect removal only for cause.

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Subject to the articles of incorporation, the board of directors must consist of at least one director and is not subject to a maximum number of directors.

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Subject to the articles of incorporation, the board of directors must consist of at least one director and is not subject to a maximum number of directors.

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A person will cease to be a director if such person:

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provides written notice of his or her resignation to the company;

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is removed in accordance with the memorandum and articles of incorporation;

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becomes ineligible to be a director under the laws of Guernsey;

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dies; or

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otherwise vacates office in accordance with the memorandum and articles of incorporation.

Interested shareholders’ transactions

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The Delaware General Corporation Law contains a business combination statute applicable to corporations whereby, unless the corporation has specifically elected not to be governed by such statute, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such shareholder becomes an interested shareholder. An interested shareholder generally is a person or a group that owns at least 15% of the corporation’s outstanding voting stock.

▪ The Companies Law does not contain any specific prohibition on interested shareholder transactions.

Corporate law issue	Delaware law	Guernsey law
Interested director transactions

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Interested director transactions are permissible and may not be legally voided if:

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the material facts of the director’s interest are disclosed and a majority of the disinterested directors approve the transaction;

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the material facts of the director’s interest are disclosed and a majority of the shareholders entitled to vote approve the transaction; or

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the transaction is determined to have been fair to the corporation at the time it is authorized, approved or ratified by the board of directors, a committee thereof or the shareholders.

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A director must, immediately after becoming aware of the fact that such director is interested in a transaction or proposed transaction with the company, disclose to the board the nature and extent of such director’s interest.

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Subject to the memorandum and articles of incorporation, a director who is interested in a transaction may vote, attend board meetings, sign documents and do any other thing in such director’s capacity as a director in relation to a transaction in which such director is interested as if such director was not interested in the transaction provided that such director has made the necessary declarations.

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A transaction in which a director is interested is voidable by the company at any time within 3 months of the date after which the transaction is disclosed to the board unless:

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the director’s interest was disclosed at the time the transaction was entered into or a disclosure was not required (for example, if the transaction is entered into in the ordinary course of business and on usual terms and conditions);

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the transaction is ratified by the shareholders; or

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the company received fair value for the transaction.

Dividends

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The board of directors may declare and pay dividends, subject to any restrictions contained in the certificate of incorporation, upon the shares of the corporation’s capital stock either: out of its surplus or, in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared or the preceding fiscal year.

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A company may pay a dividend if the board of directors is satisfied on reasonable grounds that the company will, immediately after payment of the dividend, satisfy the statutory solvency test contained in the Companies Law as well as any other requirement of the memorandum or articles of incorporation.

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A dividend may be of such amount, be paid at such time and be paid to such members as the board of directors thinks fit; provided that the directors must not authorize a dividend in respect of some

Corporate law issue	Delaware law	Guernsey law

but not all of the shares in a class or that is of a greater value per share in respect of some shares of a class than in respect of other shares of that class.

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Subject to the articles of incorporation, there is no requirement for dividends to be paid out of a particular account or source

Variation of rights of class of shares	▪ A corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

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A company may only vary the rights of a class of shareholders in accordance with the provisions of the articles of incorporation or, in the absence of such provisions, with the consent in writing from the holders of at least 75% in value of the issued shares of that class or by means of a special resolution passed by at least 75% in value of the issued shares of that class at a separate meeting of shareholders of that class.

Mergers and similar arrangements

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Under the Delaware General Corporation Law, with certain exceptions, a merger, consolidation, sale, lease or transfer of all or substantially all of the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon.

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The Delaware General Corporation Law also provides that a parent corporation may, by resolution of its board of directors, merge with any subsidiary of which it owns at least 90% of each class of capital stock without a vote by the shareholders of such subsidiary.

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Subject to the articles of incorporation, a merger, consolidation, sale, lease or transfer of all or substantially all of the assets of a company may be negotiated and approved by the board of directors. Depending on the structure of such a transaction, a separate shareholder approval may be required.

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If within a period of four months after the date of an offer being made in respect of a transfer of shares, the offer is approved or accepted by the shareholders comprising not less than 90% in value of the shares affected, the offeree may give notice to any dissenting shareholders of its desire to acquire the remaining shares. On the expiration of one month from the date of the notice to acquire, the offeror will be entitled to acquire the shares of the dissenting shareholder(s) by sending them a copy of the notice to acquire and by paying or transferring to them the consideration that such shareholder(s) are entitled to in respect of those shares, at which point the offeror shall be registered as the holder of those shares.

Corporate law issue	Delaware law	Guernsey law
Appraisal rights

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A shareholder of a corporation participating in certain major transactions may, under certain circumstances, be entitled to appraisal rights under which the shareholder may receive cash in the amount of the fair value of the shares held by such shareholder in lieu of the transaction consideration.

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The Companies Law does not specifically provide for any appraisal rights of shareholders. The Companies Law does, however, give the Royal Court of Guernsey broad authority in respect of orders made pursuant to successful unfair prejudice claims under the Companies Law.

Shareholder suits

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Class actions and derivative actions generally are available to shareholders for, among other things, breach of fiduciary duty, corporate waste, and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

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A shareholder may commence or continue a claim as a representative of those with the same interests in the claim. Unless the court directs otherwise, any judgment in which a party is acting as a representative will be binding on all persons represented.

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Derivative actions are also available to shareholders in respect of a cause of action arising from an actual or proposed act or omission involving: negligence, default, breach of duty and/or breach of trust by a director of the company.

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Costs are awarded by the court at its discretion. The normal order is for the winning party to recover its costs incurred in connection to the action.

Limitations on directors’ liability and indemnification of directors and officers

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A corporation may include in its certificate of incorporation provisions limiting the personal liability of its directors to the corporation or its shareholders for monetary damages for certain breaches of fiduciary duty. However, such provisions may not limit liability for any breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, the authorization of unlawful dividends, stock purchases, or redemptions, or any transaction from which a director derived an improper personal benefit.

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A corporation may indemnify a director or officer of the corporation against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of any action, suit or proceeding by reason of such person’s position if (i) the person acted in good faith and in a manner the

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A company may include in its articles of incorporation provisions limiting the liability of its directors (and officers or other persons); however, any provision that purports to exempt a director from any liability in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

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Any provision by which a company directly or indirectly provides an indemnity for a director of the company, or any associated company, against any liability in connection with any negligence, default, breach of duty or breach of trust is void, except that:

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a company is not prevented from purchasing and maintaining for a director of the company, or any associated company, insurance against any such liability; and

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such restriction does not apply to a

Corporate law issue	Delaware law	Guernsey law

person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, the person had no reasonable cause to believe the conduct was unlawful.

qualifying third-party indemnity provision, which is a provision for indemnity against liability incurred by a director to a person other than the company or an associated company that does not provide any indemnity against a prescribed list of liabilities, including certain fines and penalties and liabilities incurred in defending certain proceedings.

Directors’ fiduciary duties

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Directors of a Delaware corporation have a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty.

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The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

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The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally.

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In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, such director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

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The duties of directors in Guernsey are generally owed to the company and its shareholders as a whole rather than to any other person or particular shareholders (subject to certain exceptions) and arise from customary laws, statutory laws and contractual obligations.

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Customary law duties of directors include:

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a duty to act in good faith, in the best interests of the company, and not for any collateral purpose;

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a duty to exercise powers for a proper purpose. Even if a director is acting in good faith and in the best interests of the company, such director must nevertheless use his or her powers for the proper purpose for which they were conferred;

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a duty to avoid and mitigate conflicts of interest; and

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a duty to account for profits. As a fiduciary, a director may not take a personal profit from opportunities arising from such director’s office, even if the director is acting honestly and in the best interests of the company. Any such profit must be paid to the company. A director’s entitlement to remuneration and payment of expenses will be governed by the company’s articles of incorporation.

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Statutory duties of directors include:

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a general duty to manage the business and affairs of the company; and the directors are responsible for considering a solvency test in various circumstances, including in authorizing distributions by the company to its shareholders.

Corporate law issue	Delaware law	Guernsey law
Inspection of books and records

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All shareholders have the right, upon written demand, to inspect or obtain copies of the corporation’s shares ledger and its other books and records for any purpose reasonably related to such person’s interest as a shareholder.

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The register and index of members, register of directors, register of secretaries and copies of all resolutions of shareholders passed other than at general meetings and minutes of the proceedings of general meetings, in each case, in the last six years, must be open for the inspection by any shareholder of the company without charge during ordinary business hours. They must also be open to inspection by any other person upon payment of such fee as may be prescribed by the Guernsey Committee for Economic Development or such lesser fee as the company may request.

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When a company receives a request to inspect its records, the company must comply with that request or apply to the Guernsey courts for a direction not to comply.

Amendments of governing documents

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Amendments to the certificate of incorporation require the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon, unless the certificate of incorporation provides otherwise. Bylaws may be amended with approval of a majority of the outstanding shares entitled to vote and may, if provided in the certificate of incorporation, also be amended by the board or directors.

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Subject to certain exceptions, such as the alteration of the statement of the company’s name, a company may only make or alter a provision of its memorandum of incorporation in accordance with the terms of the memorandum of incorporation or by unanimous resolution of all of its shareholders.

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A company may alter its articles of incorporation by means of a special resolution passed by at least 75% of the shareholders.

Dissolution and winding up

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Unless the board of directors approves the proposal to dissolve, dissolution must be approved by all of the shareholders. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares.

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A company may be dissolved by means of a compulsory or voluntary winding up or a compulsory or voluntary striking off.

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An application for voluntary winding up requires a special resolution of the members passed by a majority of at least 75%

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An application for the voluntary striking off of a company must be made by the board of directors and be accompanied by a declaration of compliance confirming that all requirements of Guernsey law with respect to the striking off have been complied with.